Exhibit 10.49A

FIRST AMENDMENT TO TRUST PREFERRED SECURITIES

GUARANTEE AGREEMENT

BY AND AMONG

INDIAN RIVER BANKING COMPANY,

WELLS FARGO BANK, NATIONAL ASSOCIATION, Trustee

and

ALABAMA NATIONAL BANCORPORATION

Dated as of November 19, 2003

Trust Preferred Securities Guarantee Agreement

Dated as of September 30, 2002

FIRST AMENDMENT TO TRUST PREFERRED SECURITIES

GUARANTEE AGREEMENT

THIS FIRST AMENDMENT TO TRUST PREFERRED SECURITIES GUARANTEE AGREEMENT (this “Amendment”) is made as of this 19th day of November, 2003, by and among Indian River Banking Company, a Florida corporation (“IRBC” or, before the Effective Time, the “Guarantor”), as original guarantor, Alabama National BanCorporation, a Delaware corporation (“ANB” or, after the Effective Time, the “Guarantor”), as successor guarantor, and Wells Fargo Bank, National Association, a national banking association (the “Trustee”), as trustee.

WHEREAS, IRBC and the Trustee have entered into a Trust Preferred Securities Guarantee Agreement, dated as of September 30, 2002 (the “Trust Preferred Securities Guarantee”), pursuant to which IRBC agreed to guarantee the payments and distributions with respect to the 7,000 preferred securities issued by Indian River Capital Trust I on September 30, 2002 (the “Trust Preferred Securities”);

WHEREAS, IRBC and ANB have entered into an Agreement and Plan of Merger, dated as of October 22, 2003, that provides for the merger (the “Merger”) of IRBC with and into ANB;

WHEREAS, the Merger will become effective (a) on the date and at the time that the later of the following shall occur: (i) the Certificate of Merger reflecting the Merger shall be accepted for filing by the Secretary of State of Delaware, and (ii) the Articles of Merger reflecting the Merger shall be accepted for filing by the Secretary of State of Florida, or (b) on the date and at the time as may be otherwise specified by the parties to the Merger in the Certificate of Merger and the Articles of Merger (the time and date when the Merger becomes effective is referred to herein as the “Effective Time”);

WHEREAS, at the Effective Time, the separate corporate existence of IRBC will cease and ANB will continue as the surviving corporation following the Merger, and ANB will by operation of law, and pursuant to the provisions of the Trust Preferred Securities Guarantee, be the successor to the obligations of IRBC under the Trust Preferred Securities Guarantee;

WHEREAS, ANB has previously issued to subsidiary trusts of ANB in connection with the issuance by such trusts of capital and common securities, the following debentures: (i) floating rate junior subordinated deferrable interest debentures due 2031 currently outstanding in the aggregate principal amount of $15,464,000, (ii) floating rate junior subordinated deferrable interest debentures due 2032 currently outstanding in the aggregate principal amount of $10,310,000, and (iii) floating rate junior subordinated deferrable interest debentures due 2033 currently outstanding in the aggregate principal amount of $20,619,000 (collectively, the “ANB Debentures”); and issued guarantees in respect of the related capital securities issued by such trusts;

WHEREAS, an event of default may occur under the indentures relating to the ANB Debentures as a result of the assumption by ANB of the Trust Preferred Securities Guarantee pursuant to the Merger, unless the Trust Preferred Securities Guarantee is expressly pari passu with the ANB Debentures;

WHEREAS, no adverse effect in any material respect in the rights of the Holders will result if the Trust Preferred Securities Guarantee is pari passu with the ANB Debentures;

WHEREAS the parties hereto desire to permit the Merger and preclude an inadvertent event of default under the ANB Debentures; and

WHEREAS, this Amendment has been duly authorized by all necessary action on the part of IRBC and ANB.

NOW, THEREFORE, in consideration of the premises set forth herein and other good and valuable consideration, IRBC, ANB and the Trustee agree as follows for the equal and ratable benefit of the Holders:

ARTICLE I

DEFINITIONS; INTERPRETATION

1.1. Definitions. Capitalized terms that are defined in the preamble or the recitals hereto shall have such meanings throughout this Amendment. Capitalized terms used but not defined in this Amendment shall have the meanings assigned thereto in the Trust Preferred Securities Guarantee. The meanings assigned to all defined terms used in this Amendment shall be equally applicable to both the singular and plural forms of such defined terms. The term “Trust Preferred Securities Guarantee” as used herein means the Trust Preferred Securities Guarantee, as amended and supplemented by this Amendment, or as otherwise supplemented or amended from time to time by one or more amendments thereto or hereto entered into pursuant to the applicable provisions of the Trust Preferred Securities Guarantee.

1.2. Interpretation. References in the Trust Preferred Securities Guarantee (including references in the Trust Preferred Securities Guarantee as amended or supplemented hereby) to “this Trust Preferred Securities Guarantee” (and indirect references such as “hereunder,” “herein” and “hereof”) shall be deemed references to the Trust Preferred Securities Guarantee as amended and supplemented hereby. All of the covenants, agreements and provisions of this Amendment shall be deemed to be and construed as part of the Trust Preferred Securities Guarantee to the same effect as if fully set forth therein and shall be fully enforceable in the manner provided in the Trust Preferred Securities Guarantee. Except as otherwise provided in this Amendment, all of the covenants, agreements and provisions of the Trust Preferred Securities Guarantee shall remain in full force and effect.

ARTICLE II

MERGER

Assumption by ANB. ANB, as the surviving corporation of the Merger, shall become fully responsible as of the Effective Time, without any further action, for the due and punctual performance and observance of all of the covenants and conditions of the Trust Preferred Securities Guarantee to be kept or performed by the Guarantor. Upon such assumption, ANB shall succeed to and be substituted for IRBC with the same effect as if it had been named in the Trust Preferred Securities Guarantee as the original guarantor, and IRBC thereupon shall be relieved of any further liability or obligation under the Trust Preferred Securities Guarantee. Upon and following the Effective Time, the parties hereto agree that all references to the “Guarantor” in the Trust Preferred Securities Guarantee shall be deemed references to ANB, until a successor replaces it pursuant to the applicable provisions of the Trust Preferred Securities Guarantee and thereafter the “Guarantor” shall mean such successor.

ARTICLE III

RANKING

In order to provide that the Trust Preferred Securities Guarantee is pari passu with the ANB Debentures and the guarantees issued by ANB in respect thereof, Section 6.2 of the Trust Preferred Securities Guarantee is amended by adding the following at the end thereof:

“Notwithstanding anything to the contrary herein, the Trust Preferred Securities Guarantee shall rank pari passu in right of payment with the Guarantor’s (i) floating rate junior subordinated deferrable interest debentures due 2031, (ii) floating rate junior subordinated deferrable interest debentures due 2032, and (iii) floating rate junior subordinated deferrable interest debentures due 2033, and the guarantees issued by the Guarantor in respect thereof.”

ARTICLE IV

MISCELLANEOUS

4.1. Date and Time of Effectiveness. This Amendment shall become a legally effective and binding instrument at and as of the Effective Time.

4.2. Trust Preferred Securities Deemed Conformed. Beginning at the Effective Time, the provisions of each Trust Preferred Security then outstanding shall be deemed to be conformed, without the necessity for any reissuance or exchange of such Trust Preferred Security or any other action on the part of the Holders, IRBC, ANB or the Trustee, so as to reflect this Amendment.

4.3. Successors. All agreements of IRBC, ANB and the Trustee in this Amendment and in the Trust Preferred Securities Guarantee shall bind their respective successors.

4.4. Benefits of Amendment. Nothing in this Amendment, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, any agent and the Holders, any benefit or any legal or equitable right, remedy or claim under this Amendment or the Trust Preferred Securities Guarantee.

4.5. Separability. In case any provision in this Amendment, or in the Trust Preferred Securities Guarantee, shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

4.6. Trustee Responsibility. The Trustee assumes no duties, responsibilities or liabilities by reason of this Amendment other than as set forth in the Trust Preferred Securities Guarantee. The Trustee assumes no responsibility for the correctness of the statements herein contained, which shall be taken as statements of IRBC and ANB. This Amendment is executed and accepted by the Trustee subject to all of the terms and conditions of its acceptance of the trust under the Trust Preferred Securities Guarantee, as fully as if said terms and conditions were herein set forth in full.

4.7. Headings. The Article and Section headings of this Amendment have been inserted for convenience of reference only, are not to be considered a part of this Amendment and shall in no way modify or restrict any of the terms or provisions hereof.

4.8. Counterparts. This Amendment may be executed in counterparts, each of which shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

4.9. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to its choice of law provisions.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Trust Preferred Securities Guarantee to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

Attest : (SEAL)	INDIAN RIVER BANKING COMPANY

/s/ Diana L. Walker	By:	/s/ Paul A. Beindorf
Diana L. Walker		Paul A. Beindorf
Secretary		Chief Executive Officer

Attest : (SEAL)	WELLS FARGO BANK,
NATIONAL ASSOCIATION, as trustee

/s/ Ann Roberts Dukart	By:	/s/ Edward L. Pruitt, Jr.
Name: Ann Robert Dukart	Name:	Edward L. Pruitt, Jr.
Title: Vice President	Title:	Vice President

Attest : (SEAL)	ALABAMA NATIONAL
BANCORPORATION

/s/ Kimbery Moore	By:	/s/ William E. Matthews, V
Kimberly Moore	Name:	William E. Matthews, V
Secretary	Title:	EVP & CFO